Exhibit 99.2
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                        SMARTSERV TAKES STEPS TO MAINTAIN
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                             NASDAQ SMALLCAP LISTING
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    Filing of 10-KSB to result in removal of "E" from "SSOLE" trading symbol


STAMFORD, CT- APRIL 30, 2003 - SMARTSERV ONLINE, INC. (NASDAQ: SSOLE) announced that it has satisfied the requirement for continued listing on the Nasdaq SmallCap Market set forth in Marketplace Rule 4310(c) (14) by filing its Form 10-KSB with the Securities and Exchange Commission. As a result, Nasdaq will remove the "E" from its trading symbol, and SmartServ expects to resume trading under the symbol "SSOL" on Thursday, May 1, 2003

SmartServ also announced that it received a Nasdaq Staff Determination dated April 28, 2003, indicating that based on a review of its Form 10-KSB filed with the Securities and Exchange Commission last week, SmartServ is not in compliance with the shareholders' equity/market value of listed securities/net income requirement for continued listing as set forth in Marketplace Rule 4310
(c)(2)(B). As a result, SmartServ's common stock is subject to delisting from the Nasdaq SmallCap Market. Smartserv, however, has requested and has been granted a hearing before a Nasdaq Listing Qualifications Panel to review this Staff Determination. The hearing is scheduled for May 29, 2003.

Nasdaq has informed SmartServ that any delisting action is stayed pending the Panel's decision. There can be no assurance that the Panel will grant the Company's request for continued listing.

SmartServ will provide the Nasdaq Listing Qualifications Panel with a plan to achieve compliance with the Nasdaq continued listing requirements. This plan will include a combination of the completion of its current round of financing and potential acquisitions along with additional financing. SmartServ has retained a New York investment firm to advise the Company on its execution of this plan. There can be no assurance, however, that SmartServ will be able to execute the plan or that such execution will result in the continued listing of its common stock.

ABOUT SMARTSERV
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SmartServ (NASDAQ: SSOL) is a wireless applications service provider offering applications, development and hosting services. Today, SmartServ's customer and distribution relationships exist across a network of wireless carriers, strategic partners, and a major financial institution, including Verizon Wireless, AT&T Wireless, Nextel, Motorola, QUALCOMM, ALLTEL, US Cellular and Salomon Smith Barney. We offer content branded by Forbes.com, BusinessWeek Online, Dow Jones, The Wall Street Journal Online and S&P Comstock. SmartServ offers mobile data solutions that can generate additional revenue, increase operating efficiency, and extend brand awareness for wireless carriers, enterprises and content providers. We offer standard and custom-built applications designed for a vast array of wireless platforms and devices. Our applications can be delivered via Java(TM) 2 Platform, Micro Edition (J2ME(TM)), QUALCOMM's Binary Runtime Environment for Wireless(TM) (BREW(TM)) solution, WAP and SMS, as well as RIM Blackberry and Pocket PC devices. For more information, please visit www.SmartServ.com.

FORWARD-LOOKING STATEMENTS
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This news release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time-to-time by the Company are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, and are not limited to, potential fluctuations in quarterly results, the size and timing of awards and performances on contracts, dependence on large contracts and a limited number of customers, dependence on wireless and/or internet networks of third-parties for certain products and services, lengthy sales and implementation cycles, changes in management estimates incident to accounting for contracts, availability and cost of key components, market acceptance of new or enhanced products and services, proprietary technology and changing technology, competitive conditions, system performance, management of growth, the risk that the Company's current and future products and services may contain errors or be affected by technical problems that would be difficult and costly to detect and correct, dependence on key personnel and general economic and political conditions and other factors affecting spending by customers, and other risks described in the Company's filings with the Securities and Exchange Commission.